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                                                                      Exhibit 23




[Pollack & Culnen Letterhead]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated March 24, 1998 (January 14, 1999 solely with respect to Note 12), and March 26, 1997 (January 14, 1999 solely with respect to Note 7), on the financial statements of The Peoples Publishing Group, Inc. as of and for the year ended December 31, 1997, and as of and for the year ended December 31, 1996, included in this Form 8-K. It should be noted that we have not audited any financial statements of The Peoples Publishing Group, Inc., subsequent to December 31, 1997, or performed any audit procedures subsequent to the date of our report.


                                                     Pollack & Culnen, CPA's
                                                     /s/ Kevin Pollack, CPA
                                                     Kevin J. Pollack, CPA
                                                     For The Firm


River Edge, New Jersey
January 14, 1999